UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Technology Solutions Company
 (Exact name of registrant as specified in its charter)

Delaware	0–19433	36-3584201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Monroe Street Suite 2600 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 228-4500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

On February 10, 2009, Technology Solutions Company (the “Company”) issued a press release to announce the approval of a Plan of Complete Liquidation and Dissolution (the “Plan”) by its Board of Directors (the “Board”). The press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to Item 7.01 of Form 8-K (Regulation FD Disclosure).

ITEM 8.01 OTHER EVENTS

On February 9, 2009, the Board unanimously approved the Plan. The Plan contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan, the Company intends to file a certificate of dissolution, sell or otherwise dispose of its non-cash assets, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims, ongoing client agreements, lease obligations, severance for terminated employees, and costs associated with the liquidation and dissolution, and make one or more distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. The Plan, upon approval of stockholders, provides for an initial cash distribution currently estimated to be in the amount of $2.00 per share.

The foregoing is only a summary of the Plan, the complete text of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Text of Press Release, dated February 10, 2009, titled Technology Solutions Company Announces Approval of Plan of Liquidation and Dissolution by Board of Directors

99.2	Text of Plan of Complete Liquidation and Dissolution of Technology Solutions Company as approved by the Company’s Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date: February 13, 2009

By: /s/ TIMOTHY G. ROGERS
Timothy G. Rogers
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press Release, dated February 10, 2009, titled Technology Solutions Company Announces Approval of Plan of Liquidation and Dissolution by Board of Directors

99.2	Text of Plan of Complete Liquidation and Dissolution of Technology Solutions Company as approved by the Company’s Board of Directors